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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

REGISTRANT:  Name:                    ProxyMed, Inc.
             State of Incorporation:  Florida

             Name:                    Key Communications Service, Inc.
             State of Incorporation:  Indiana

             Name:                    WPJ, Inc. d/b/a Integrated Medical Systems
             State of Incorporation:  California